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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 13, 1997

                              BITWISE DESIGNS, INC.
               (Exact name of Registrant as specified in charter)


         Delaware                     0-20190                    14-1673067
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)


Building 50, Rotterdam Industrial Park, Schenectady, N.Y.           12306
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code (518) 356-9741


          (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 13, 1997 Bitwise Designs, Inc. (the "Company") entered into a letter of intent with MSTC, Inc., a privately held company, whereby MSTC has agreed to purchase the Company's two subsidiaries, System Solutions Technology, Inc. and DJS Marketing Group, Inc. (d/b/a/ Computer Professionals). The letter of intent contemplates a purchase price of $6,000,000 payable $4,000,000 in cash and $2,000,000 payable by a promissory note. The transaction, as presently contemplated, will be in the form of a stock purchase and MSTC will be assuming all liabilities of the subsidiaries. The parties contemplate closing the transaction in early 1998.

         Consummation of the transactions is subject to completion of due diligence by MSTC, negotiation and execution of a definitive agreement, approval of the board of directors of each entity and approval of the stockholders of Bitwise Designs, Inc.

         There can be no assurance that the transaction will be consummated or that it will be consummated upon the terms set forth in the letter of intent.

Item 7.  Exhibits

99.1     Press Release dated October 17, 1997


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BITWISE DESIGNS, INC.
                                       (Registrant)


                                    By:/s/ Dennis H. Bunt
                                       -----------------------
                                       Dennis H. Bunt
                                       Chief Financial Officer



Dated: October 21, 1997


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                                EXHIBIT INDEX




99.1     Press Release dated October 17, 1997